Independent Auditors' Consent


The Board of Trustees and Shareholders
Monarch Funds:

We consent to the use of our report for the Daily Assets Government Fund, a series of Forum Funds (the accounting predecessor of Monarch Funds - Daily Assets Government Obligations Fund) dated October 4, 2002, incorporated herein by reference, and to the references to our firm under the headings "Financial Highlights" in the prospectus and "Independent Auditors" in the statements of additional information.

/s/ KPMG LLP

Boston, Massachusetts
July 23, 2003